                                                                     EXHIBIT 2.2

                            WESTPORT VOTING AGREEMENT

     WESTPORT VOTING AGREEMENT (this "Agreement") dated as of June 8, 2001, by and among Westport Resources Corporation, a Delaware corporation ("Westport"), Belco Oil & Gas Corp., a Nevada corporation ("Belco"), ERI Investments Inc., a Delaware corporation ("ERI") and Westport Energy LLC, a Delaware limited liability company ("WELLC," together with ERI, each a "Stockholder" and collectively, the "Stockholders").

     WHEREAS, each Stockholder desires that Westport and Belco enter into an Agreement and Plan of Merger dated the date hereof (the "Merger Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement) providing for the merger of Westport with and into Belco (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement;

     WHEREAS, each Stockholder and Westport are executing this Agreement as an inducement to Belco to enter into and execute the Merger Agreement;

     WHEREAS, concurrently with the execution and delivery of this Agreement, Belco and Westport are entering into a voting agreement with certain Belco shareholders (the "Belco Shareholders") under which such Belco Shareholders have, among other things, agreed to support the Merger upon the terms and conditions set forth therein; and

     WHEREAS, concurrently with the execution and delivery of this Agreement, each of Belco, Westport, the Belco Shareholders, ERI, WELLC and the other parties named therein have entered into an Amended and Restated Shareholders Agreement (the "Shareholders Agreement") which shall become effective as of the Effective Time.

     NOW, THEREFORE, in consideration of the execution and delivery by Westport of the Merger Agreement and the mutual covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties.

     (a) Each Stockholder severally represents and warrants to Belco as follows:

          (i) Such Stockholder is the record and beneficial owner of, the number of shares of common stock, par value $0.01 per share, of Westport (the "Common Stock") set forth opposite such Stockholder's name on Schedule A hereto (such shares of Common Stock, together with any other shares of Common Stock or other capital stock of Westport acquired after the date hereof (including through the exercise of any stock options, warrants or similar instruments) being collectively referred to herein as the "Subject Shares"). The Subject Shares constitute the only shares, with respect to which such Stockholder is the record or beneficial owner, of Common Stock or other capital stock of Westport or options, warrants or other rights (whether or not contingent) to acquire such shares of capital stock of Westport that are or may be entitled to vote on the Merger or the Merger Agreement at any meeting of stockholders of Westport called to vote upon the Merger or the Merger Agreement. Except for the Shareholders Agreement dated as of March 9, 2000, by and among Westport Oil and Gas Company, Inc., Equitable Production
     (Gulf) Company, Westport Energy Corporation, such Stockholder has the sole right to vote and Transfer (as defined below in Section 3(a)) the Subject Shares set forth opposite its name on Schedule A hereto, and none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or the Transfer of the Subject Shares, except as provided by this Agreement (it being understood that any pledge of the Pledged Shares (as defined below) shall not be a breach of this representation). Such Stockholder has all requisite power and authority to enter into this Agreement and to perform its obligations hereunder. Such Stockholder is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. The execution and delivery of this Agreement by such Stockholder and the performance by such Stockholder of its obligations hereunder have been duly authorized by all necessary action on the part of such Stockholder. This Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder, enforceable against such Stockholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, moratorium or other similar laws and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding for such remedy may be brought (collectively, the "Enforceability Exceptions").

          (ii) Neither the execution and delivery of this Agreement nor the performance by such Stockholder of its obligations hereunder will result in a violation of, or a default under, or conflict with, (A) any provision of its certificate of incorporation, bylaws, partnership agreement, limited liability company agreement or similar organizational documents, (B) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind (other than as may relate to the Pledged Shares but subject to the proviso set forth in (iii) below) to which such Stockholder is a party or bound or to which the Subject Shares are subject, except, in the case of clause (B) above, as would not prevent, delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder. Execution, delivery and performance of this Agreement by such Stockholder will not reasonably be expected to violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to such Stockholder or the Subject Shares, except (x) for any necessary filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (y) for any reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby or
     (z) as would not reasonably be expected to prevent, delay or otherwise materially impair such Stockholder's ability to perform its obligations hereunder.

          (iii) The Subject Shares and the certificates representing such Subject Shares are held by such Stockholder free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances arising hereunder or pursuant to the pledge of any Subject Shares by such Stockholder prior to the date hereof to a financial institution or a brokerage firm (the "Pledged Shares"); provided, however, that such Stockholder represents that any such arrangement regarding such Pledged Shares shall not prevent, delay or otherwise materially impair such Stockholder's ability to execute and deliver this Agreement or perform its obligations hereunder and such Stockholder shall use its reasonable efforts to obtain an acknowledgment by the pledgee of the terms of this Agreement and such pledgee's agreement to vote the Pledged Shares (if and to the extent the voting power of the Pledged Shares is being or to be exercised by pledgee) in accordance with
     Section 2 hereof.

          (iv) No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission based upon arrangements made by or on behalf of such Stockholder in connection with its entering into this Agreement.

          (v) Such Stockholder understands and acknowledges that Belco is entering into the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

     (b) Belco represents and warrants to each Stockholder that the execution and delivery of this Agreement by Belco and the consummation by Belco of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Belco.

     2. Voting Agreements. Each Stockholder severally agrees with, and covenants to, Belco that, during the Term (as defined below) of this Agreement, at any meeting of stockholders of Westport or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought, such Stockholder shall, including by executing a written consent solicitation if requested by Belco, vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by Westport of the Merger Agreement and the approval of the terms thereof and each of the other transactions expressly contemplated by the Merger Agreement.

     3. Other Covenants. Each Stockholder severally agrees with, and covenants to, Belco during the Term of this Agreement as follows:

     (a) Such Stockholder shall not after the date hereof (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), or consent to any Transfer of, any Subject Shares or any interest therein, except pursuant to the Merger, (ii) enter into any contract, option or other agreement with respect to any Transfer of any or all of the Subject Shares or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the Subject Shares, except for this Agreement or (iv) deposit the Subject Shares into a voting trust or enter into a voting agreement or voting arrangement with respect to the Subject Shares; provided, that any such Stockholder may Transfer any of the Subject Shares to any other Stockholder who is on the date hereof a party to this Agreement, or to any other person or entity that, prior to or coincident with such Transfer, executes an agreement to vote such Subject Shares in accordance with Section 2; provided, further, that the restrictions in this

Section 3 shall not be deemed violated by any Transfer of Subject Shares pursuant to a cashless exercise of stock options.

     (b) Such Stockholder hereby waives any rights of appraisal, or rights to dissent from the Merger, that such Stockholder may have.

     4. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's administrators or successors. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of Westport affecting the Common Stock, or the acquisition of additional shares of Common Stock or other voting securities of Westport by any Stockholder, the number of Shares listed on Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Common Stock or other voting securities of Westport issued to or acquired by such Stockholder.

     5. Stop Transfer. Westport agrees with, and covenants to, Belco that Westport shall not register the transfer of any certificate representing any Subject Shares, unless such transfer is made in compliance with this Agreement.

     6. Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director of Westport makes any agreement or understanding herein in his or her capacity as such director. Each Stockholder signs solely in his or her capacity as the record and beneficial owner of such Stockholder's Subject Shares.

     7. Further Assurances. Each Stockholder shall, upon request of Belco, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Belco to be necessary or desirable to carry out the provisions hereof.

     8. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon (and shall only be effective from the date hereof until) the first to occur of (the "Term") (i) the Effective Time of the Merger, (ii) the date upon which the Merger Agreement is terminated in accordance with its terms, (iii) December 31, 2001 or (iv) the amendment of the Merger Agreement unless such amendment has been consented to by the Stockholders in writing prior to or simultaneously with such amendment; provided, however, that (x) Section 9 shall survive any termination of this Agreement and (y) termination of this Agreement pursuant to Clause (ii) above shall not relieve any party hereto from liability for any willful and knowing breach hereof prior to such termination.

     9. Miscellaneous.

     (a) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Westport or Belco, to the appropriate address set forth in Section 11.1 of the Merger Agreement; and (ii) if to a Stockholder, to the appropriate address set forth on Schedule A hereto.

     (b) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     (c) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to any Stockholder when one or more counterparts have been signed by each of Westport, Belco and such Stockholder and delivered to Westport, Belco and such Stockholder.

     (d) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and this Agreement is not intended to confer upon any other person (other than Belco) any rights or remedies hereunder.

     (e) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     (f) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly provided by Section 3(a). Any assignment in violation of the foregoing shall be void.

     (g) As between any Stockholder and Belco, each of such parties agrees that irreparable damage to the other, non-breaching party would occur and that such non-breaching party would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the non-breaching party shall be entitled to an injunction or injunctions to prevent breaches by the other party of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which it may be entitled at law or in equity.

     (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

     (i) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

                [Remainder of this page intentionally left blank]

     IN WITNESS WHEREOF, Westport, Belco and the Stockholders party hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

                                       WESTPORT RESOURCES CORPORATION

                                       By: /s/ Donald D. Wolf
                                           ---------------------------------
                                       Name: Donald D. Wolf
                                             -------------------------------
                                       Title: Chief Executive Officer
                                              ------------------------------

                                       BELCO OIL & GAS CORP.

                                       By: /s/ Robert A. Belfer
                                           ---------------------------------
                                       Name: Robert A. Belfer
                                             -------------------------------
                                       Title: Chairman and CEO
                                              ------------------------------

                                       STOCKHOLDERS:

                                       ERI INVESTMENTS, INC.

                                       By: /s/ Phillip P. Conti
                                           ---------------------------------
                                       Name: Phillip P. Conti
                                             -------------------------------
                                       Title: President
                                              ------------------------------

                                       WESTPORT ENERGY LLC

                                          By: WESTPORT INVESTMENTS LIMITED, its
                                              Managing Member

                                              By: /s/ Robert A. Haas
                                                  --------------------------
                                              Name: Robert A. Haas
                                                    ------------------------
                                              Title:
                                                     -----------------------

                                                     SCHEDULE A

-----------------------------------------------------           --------------------------------------------------
                   STOCKHOLDER                                  SHARES OF WESTPORT COMMON STOCK BENEFICIALLY OWNED
-----------------------------------------------------           --------------------------------------------------
ERI Investments, Inc.
   One Oxford Centre, Suite 3300                                                    14,238,001
   Pittsburgh, PA 15219
   Attention: Johanna G. O'Loughlin
   Vice President, General Counsel and Secretary
   Phone Number: (412) 553-5970
   Fax Number: (412) 553-7760

COPY OF ANY NOTICE GIVEN PURSUANT TO SECTION 9(a) TO:

   Buchanan Ingersoll Professional Corporation
   One Oxford Centre, 20th Floor
   Pittsburgh, PA 15219
   Attention: Stephen W. Johnson, Esquire
   Telephone: (412) 562-1859
   Telecopy: (412) 562-1041

-----------------------------------------------------           --------------------------------------------------
Westport Energy LLC
   21 Glen Oaks Ave.                                                                13,911,152
   Summit, NJ 07901
   Attention: Erich Gerstberger
   Fax Number: (908) 273-4437
   Phone Number: (908) 273-4516

COPY OF ANY NOTICE GIVEN PURSUANT TO SECTION 9(a) TO:

   Akin, Gump, Strauss, Hauer & Feld, L.L.P.
   1700 Pacific Avenue, Suite 4100
   Dallas, Texas 75201-4675
   Attention: Michael E. Dillard, P.C.
   Fax Number: (214) 969-4343
   Phone Number: (214)  969-2800

   Dr. Richard J. Haas Partners
   Dukes Court
   32 Duke Street, St. James's
   London, SW1Y 6DF
   Attention: Michael Russell
   Fax Number: 020.7.321.5242
   Phone Number: 020.7.321.5200
-----------------------------------------------------           --------------------------------------------------